Exhibit 99.1

Sonida Senior Living, Inc. Announces Second Quarter 2022 Results

DALLAS, Texas – August 12, 2022 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) announced results for the second quarter ended June 30, 2022.
Second Quarter Highlights

•Weighted average occupancy for the Company’s consolidated owned portfolio increased 460 basis points year-over-year.
•Resident revenue increased 11.6% year-over-year.
•Net loss attributable to common stockholders for the second quarter was $8.5 million.
•Adjusted EBITDAR increased 1,370 basis points quarter-over-quarter to $4.2 million, driven primarily by continued improvement in operations.
•Contract labor decreased 41% quarter-over-quarter through the Company’s focus on recruiting, training, and retention, as well as our new shift flexibility program.
•Results for the Company’s same-store, owned portfolio (“same-store”) of 60 communities:
◦2Q 2022 vs. 2Q 2021:
▪Revenue Per Available Unit (“REVPAR”) increased 11.3%.
▪Revenue Per Occupied Unit (“REVPOR”) grew 440 basis points to $3,672.
▪Net Operating Income Margin was 90 basis points lower due to the impact of the labor environment caused by the COVID pandemic.
◦2Q 2022 vs. 1Q 2022:
▪REVPAR increased 2.0%, including a 90 basis point increase in weighted average occupancy.
▪REVPOR grew 80 basis points to $3,672.
▪Net Operating Income Margin increased 40 basis points from 20.2% to 20.6%.

“With five quarters of sequential occupancy and revenue growth and two quarters of operating margin improvement, Sonida continues to demonstrate stability, strength and momentum across our portfolio of senior living communities,” said Kimberly S. Lody, President and CEO. “Our people-centered culture, investments in the resident experience, and focus on margin-improving efficiencies continue to generate operating momentum and support our goal of returning to pre-pandemic operating metrics as quickly as possible.”

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
SECOND QUARTER ENDED JUNE 30, 2022
(in thousands)

	Quarters Ended June 30,		Quarter ended March 31,
	2022	2021	2022
Consolidated results
Resident revenue	$51,996	$46,649	$50,834
Management fees	600	763	628
Operating expenses	41,510	37,568	41,929
General and administrative expenses	9,439	9,356	6,445
Gain (loss) on extinguishment of debt	—	67,213	(641)
Income (loss) before provision for income taxes	(7,410)	49,176	(16,424)
Net income (loss)	(7,410)	49,078	(16,678)
Adjusted EBITDAR (1)	4,236	2,040	3,727
Same-Store Results
Resident revenue (2)	$51,489	$46,373	$50,497
Net operating income (NOI) (1)	$10,595	$9,956	$10,188
Net operating income margin (1)	20.6%	21.5%	20.2%
Weighted average occupancy (3)	83.2%	78.1%	82.3%
(1) Adjusted EBITDAR, Net Operating Income and Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliations of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.
(2) Same-store resident revenue excludes $0.5 million and $0.33 million for the quarter ended June 30, 2022 and March 31, 2022, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022.
(3) Weighted average occupancy for all periods presented excludes the operations of the two Indiana senior living communities acquired by the Company in February 2022.

Results of Operations
Three months ended June 30, 2022 as compared to three months ended June 30, 2021
Revenues
Resident revenue for the three months ended June 30, 2022 was $52.0 million as compared to $46.6 million for the three months ended June 30, 2021, an increase of $5.4 million, or 11.6%. The increase in revenue was primarily due to increased occupancy, increased average rent rates and the acquisition of two new communities in early 2022.
Management fee revenue for the three months ended June 30, 2022, decreased by $0.2 million as compared to the three months ended June 30, 2021, primarily as a result of managing fewer communities in 2022.
Community reimbursement revenue for the three months ended June 30, 2022 was $7.0 million as compared to $10.1 million for the three months ended June 30, 2021, a decrease of $3.1 million. The decrease was primarily a result of transitioning six Fannie Mae communities to other operators in the second quarter of 2021.
Expenses
Operating expenses for the three months ended June 30, 2022, were $41.5 million as compared to $37.6 million for the three months ended June 30, 2021, an increase of $3.9 million. The increase is primarily due to a $2.9 million increase in labor and employee-related expenses, including premium labor and a $0.4 million increase in food expenses.
General and administrative expenses for the three months ended June 30, 2022, and June 30, 2021, were consistent totaling $9.4 million.

Community reimbursement expense for the three months ended June 30, 2022 was $7.0 million as compared to $10.1 million for the three months ended June 30, 2021, a decrease of $3.1 million. The decrease was primarily a result of transitioning six Fannie Mae communities to other operators in the second quarter of 2021.
Interest expense for the three months ended June 30, 2022 was $7.9 million as compared to $9.5 million for the three months ended June 30, 2021, a decrease of $1.6 million primarily due to lower overall borrowings in 2022. Notes payable decreased $129.4 million from June 30, 2021 to June 30, 2022.
Gain on extinguishment of debt was $67.2 million for the three months ended June 30, 2021. The 2021 gain related to the derecognition of notes payable and liabilities as a result of the completion of the transition of the legal ownership of six communities to Fannie Mae, the holder of the related non-recourse debt.
Other income (expense), net for the three months ended June 30, 2022 was $8.5 million and reflects cash received for CARES Act funding for healthcare-related expenses or lost revenues attributable to COVID-19.
The Company reported a net loss of $7.4 million for the three months ended June 30, 2022, compared to net income of $49.1 million for the three months ended June 30, 2021. Major factors impacting net income for the three months ended June 30, 2022, compared to the three months ended June 30, 2021, include gain on extinguishment of debt of $67.2 million in the second quarter of 2021 related to the derecognition of notes payable and liabilities as a result of the completion of the transition of the legal ownership of six communities to Fannie Mae, the holder of the related non-recourse debt, as well as $9.1 million of CARES Act income recognized during the second quarter of 2022.
Adjusted EBITDAR for the three months ended June 30, 2022, was $4.2 million compared to $2.0 million for the three months ended June 30, 2021. Adjusted EBITDAR excluding COVID-19 expenses was $4.3 million for the three months ended June 30, 2022, compared to $2.3 million for the three months ended June 30, 2021. (See “Reconciliation of Non-GAAP Financial Measures” below).
Three months ended June 30, 2022 as compared to three months ended March 31, 2022
Revenues
Resident revenue for the three months ended June 30, 2022, was $52.0 million as compared to $50.8 million for the three months ended March 31, 2022, an increase of $1.2 million, or 2.4%. The increase in revenue was primarily due to increased occupancy, increased average rent rates and the acquisition of two new communities in early 2022.
Management fee revenue for the three months ended June 30, 2022, and for three months ended March 31, 2022, were consistent totaling $0.6 million.
Community reimbursement revenue for the three months ended June 30, 2022, and for the three months ended March 31, 2022, were consistent totaling $7.0 million.
Expenses
Operating expenses for the three months ended June 30, 2022, were $41.5 million as compared to $41.9 million for the three months ended March 31, 2022, a decrease of $0.4 million. The decrease is primarily due to a $0.6 million casualty loss recognized during the first quarter of 2022, offset by an increase in provision for doubtful accounts by $0.2 million.
General and administrative expenses for the three months ended June 30, 2022, were $9.4 million as compared to $8.3 million for the three months ended March 31, 2022, an increase of $1.1 million. This increase is primarily due to a $0.4 million increase in stock-based compensation expense, as well as a $0.2 million increase in salaries and wages, and a $0.2 million increase in corporate consultant and contract labor driven by the finance team restructure.
Community reimbursement expense for the three months ended June 30, 2022, and for the three months ended March 31, 2022, were consistent totaling $7.0 million.
Interest expense for the three months ended June 30, 2022 was $7.9 million as compared to $7.6 million for the three months ended March 31, 2022, an increase of $0.3 million primarily due to the recent rise in interest rates associated with the Company’s variable rate mortgages.
Loss on extinguishment of debt for the three months ended March 31, 2022 was $0.6 million. The loss relates to the refinancing of debt during the first quarter of 2022.
The Company reported a net loss of $7.4 million for the three months ended June 30, 2022, compared to a net loss of $16.7 million for the three months ended March 31, 2022. A major factor impacting net loss for the three months ended

June 30, 2022 compared to the three months ended March 31, 2022 includes $9.1 million of CARES Act income recognized during the second quarter.
Adjusted EBITDAR for the three months ended June 30, 2022, was $4.2 million compared to $3.7 million for the three months ended March 31, 2022. Adjusted EBITDAR excluding COVID-19 expenses was $4.3 million for the three months ended June 30, 2022, compared to $3.9 million for the three months ended March 31, 2022. (See “Reconciliation of Non-GAAP Financial Measures” below).
Significant Transactions for the Three Months Ended June 30, 2022

In April 2022, the Company accepted $9.1 million of cash for grants from the Provider Relief Fund’s Phase 4 General Distribution, which was expanded by the CARES Act to provide grants or other funding mechanisms to eligible healthcare providers for healthcare-related expenses or lost revenues attributable to COVID-19. The CARES Act Phase 4 funds are grants that do not have to be repaid provided the Company satisfies the terms and conditions of the CARES Act. The Company determined this quarter that it met the CARES Act requirements which allowed us to recognize the grants as other income and retain the funds.

Subsequent Events:
The Company strengthened its accounting function by welcoming Tim Cober as Chief Accounting Officer, who began his employment with the Company on July 1, 2022.
On August 4, 2022, the Company announced that Kimberly S. Lody decided to step down after an eight-year tenure with the Company, including approximately three and a half years as Chief Executive Officer (CEO). In accordance with the Company’s succession plan, Brandon M. Ribar, the Company’s Chief Operating Officer (COO), has been appointed President and CEO, effective September 2, 2022. Lody will continue to serve in her current role through September 2, 2022, to ensure a smooth transition. Ribar has also been appointed to succeed Lody as a member of the Company’s Board of Directors, effective September 2, 2022.
On August 9, 2022, the Company received from Welltower Victory II TRS LLC (“Welltower”) a notice of intent to transition the management to a new operator of the four properties currently owned by Welltower and managed by the Company under an interim management agreement. The transition is expected to occur in Q4 2022.
Liquidity and Capital Resources
Short-term liquidity
Our primary source of short-term liquidity is our cash and cash equivalents and results from operations. As of June 30, 2022, we had $32.7 million of cash and cash equivalents. Due to the continued effects the COVID-19 pandemic, our operations have not yet returned to 2019, pre-pandemic levels. We currently anticipate cash flow from operations will continue to be impacted for at least the near-term. Our known liquidity requirements primarily consist of funds necessary to pay for operating expenses related to our communities and other expenditures, including general and administrative expenses, interest and scheduled principal payments on our debt and dividends on our redeemable preferred stock.
The “Refinancing Facility” we entered into in March 2022, contains financial covenants that are effective beginning June 30, 2022, and quarterly thereafter. The Company is in compliance with the June 30, 2022 covenants. There is no assurance that the Company will be able to meet financial covenant requirements in the future. In addition, we are required to maintain cash and cash equivalents of no less than $13 million, inclusive of a $1.5 million lender service reserve, which is included in “restricted cash.”
Additional short-term sources of liquidity include grants under the CARES Act. As described above, these grants are available to reimburse the Company for COVID-19 related expenses. In April 2022, we received a grant of $9.1 million, and believe we will be able to meet the CARES Act requirements which will allow the Company to retain the funds and not repay the grant. We do not consider this to be a significant source of liquidity in the future. There is no assurance that we will meet such requirements or qualify for, or receive, any additional CARES Act funds in the future. In addition, the Company is eligible for funding in connection with various state programs.

Long-term liquidity
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt financing or refinancings, purchases and sales of assets, and other transactions. If capital were obtained through the issuance of Company equity, the issuance of Company securities would dilute the ownership of our existing stockholders and any newly-issued securities may have rights, preferences, and/or privileges senior to those of our common stock. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.

In connection with the refinancing transaction in March 2022, the Company was able to refinance certain debt due during 2022, 2023 and early 2024 with longer-term financing that matures in 2026. In addition, $10.0 million is available as delayed loans that can be borrowed upon achieving and maintaining certain financial covenant requirements and up to an additional uncommitted $40.0 million may be available to fund future growth initiatives. There is no assurance that we will be able to meet future financial covenant requirements.

As discussed in “Note 4. Notes Payable” of the condensed consolidated financial statements, the Company has scheduled maturities of debt coming due in the next five years and thereafter. The Company currently expects to be able to meet those maturities from cash on hand, future operations and future refinancings. The Refinance Facility matures in four years with an optional one-year extension if certain financial performance metrics and other customary conditions are maintained. There is no assurance that we will be able to meet such conditions or source refinancings at the time any of our debt matures or whether the terms of such refinancings will be comparable or satisfactory compared to our current loans.

The Company has unencumbered properties with a net book value of $23.6 million as of June 30, 2022, which could provide a source of liquidity from new debt.

Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended June 30, 2022, on Friday August 12, 2022, at 1:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at https://www.webcast-eqs.com/register/sonidasenior_q22022_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting August 13, 2022 through August 27, 2022. To access the conference call replay, call 877-660-6853, passcode 13731832. A transcript of the call will be posted in the Investor Relations section of the Company’s website.
About the Company

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company’s 76 communities, with capacity for approximately 9,500 residents across 18 states, provide comfortable, safe, affordable communities where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Safe Harbor

This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.

For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kevin J. Detz, Chief Financial Officer, at 972-308-8343
Press Contact: media@sonidaliving.com.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Resident revenue	$51,996	$46,649	$102,830	$91,851
Management fees	600	763	1,228	1,949
Community reimbursement revenue	7,041	10,130	14,063	25,390
Total revenues	59,637	57,542	118,121	119,190
Expenses:
Operating expenses	41,510	37,568	83,439	74,326
General and administrative expenses	9,439	9,356	17,712	16,709
Depreciation and amortization expense	9,671	9,025	19,249	18,308
Community reimbursement expense	7,041	10,130	14,063	25,390
Total expenses	67,661	66,079	134,463	134,733
Other income (expense):
Interest income	2	1	3	5
Interest expense	(7,920)	(9,499)	(15,523)	(18,873)
Gain (loss) on extinguishment of debt	—	67,213	(641)	114,212
Loss on disposition of assets, net	—	—	—	(421)
Other income (expense), net	8,532	(2)	8,669	8,703
(Loss) income before provision for income taxes	(7,410)	49,176	(23,834)	88,083
Provision for income taxes	—	(98)	(254)	(161)
Net (loss) income	(7,410)	49,078	(24,088)	87,922
Dividends on Series A convertible preferred stock	(1,134)	—	(2,267)	—
Net (loss) income attributable to common stockholders	$(8,544)	$49,078	$(26,355)	$87,922

Weighted average common shares outstanding — basic	6,358	2,061	6,350	2,060
Weighted average common shares outstanding — diluted	6,358	2,089	6,350	2,077

Basic net (loss) income per common share	$(1.34)	$23.81	$(4.15)	$42.68
Diluted net (loss) income per common share	$(1.34)	$23.49	$(4.15)	$42.33

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	June 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$32,650	$78,691
Restricted cash	13,719	14,185
Accounts receivable, net	4,772	3,983
Prepaid expenses and other	10,321	9,328
Total current assets	61,462	106,187
Property and equipment, net	625,835	621,199
Other assets, net	2,458	1,166
Total assets	$689,755	$728,552
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expense	$43,718	$46,194
Current portion of notes payable, net of deferred financing costs	48,390	69,769
Deferred income	3,514	3,162
Federal and state income taxes payable	178	599
Other current liabilities	734	758
Total current liabilities	96,534	120,482
Notes payable, net of deferred financing costs and current portion	621,106	613,342
Other liabilities	181	288
Total liabilities	717,821	734,112
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding	41,250	41,250
Shareholders’ deficit:
Preferred stock $0.01 par value per share; 15,000 shares authorized; none issued or outstanding	—	—
Common stock $0.01 par value per share; 15,000 shares authorized; 6,822 and 6,634 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	68	66
Additional paid-in capital	297,361	295,781
Retained deficit	(366,745)	(342,657)
Total shareholders’ deficit	(69,316)	(46,810)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$689,755	$728,552

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This earnings release contains the financial measures (1) Same-Store Net Operating Income, (2) Same-Store Net Operating Income Margin, (3) Adjusted EBITDAR, and (4) Adjusted EBITDAR excluding COVID-19 impact, all of which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

SAME-STORE NET OPERATING INCOME AND
SAME-STORE NET OPERATING INCOME MARGIN (UNAUDITED)

Same-Store Net Operating Income and Same-Store Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain(loss) on extinguishment of debt, loss on settlement of backstop, and gain(loss) on disposition of assets.

The Company believes that presentation of Same-Store Net Operating Income and Same-Store Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods.

Same-Store Net Operating Income and Same-Store Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on sale of assets, gain(loss) debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Same-store net operating income
Net income (loss)	$(7,410)	$49,078	$(24,088)	$87,922
General and administrative expenses	9,439	9,356	17,712	16,709
Depreciation and amortization expense	9,671	9,025	19,249	18,308
Interest income	(2)	(1)	(3)	(5)
Interest expense	7,920	9,499	15,523	18,873
(Gain) loss on extinguishment of debt	—	(67,213)	641	(114,212)
Other (income) expense	(8,532)	2	(8,669)	(8,703)
Provision for income taxes	—	98	254	161
Settlement fees and expenses (1)	39	102	168	202
Operating margin for non same-store communities (2)	(530)	10	(10)	(282)
Same-store community net operating income	$10,595	$9,956	$20,777	$18,973
Resident revenue	$51,996	$46,649	$102,830	$91,851
Resident revenue for non same-store communities (3)	(507)	(276)	(844)	(374)
Same-store community resident revenue	$51,489	$46,373	$101,986	$91,477
Same-store community net operating income margin	20.6%	21.5%	20.4%	20.7%
(1) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.

(2) Operating margin for non same-store communities relate to operating margin incurred in the quarters ended June 2022, and 2021, respectively, related to the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.
(3) Resident revenue for non-same-store communities relates to revenues earned in the operations for the quarters ended June 30, 2022 and 2021, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022 and the senior living communities transitioned in the first quarter of 2021.

ADJUSTED EBITDAR AND ADJUSTED EBITDAR EXCLUDING COVID-19 IMPACT (UNAUDITED)

Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact are non-GAAP performance measures that the Company defines as net income (loss) excluding: interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, stock-based compensation expense, provision for bad debts, long-lived asset impairment, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, loss on settlement of backstop, casualty losses, transaction and conversion costs, and employee placement and separation costs.

The Company believes that presentation of Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact as performance measures are useful to investors because they are one of the metrics that the Company uses because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, loss on settlement of backstop, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDAR
Net income (loss)	$(7,410)	$49,078	$(24,088)	$87,922
Depreciation and amortization expense	9,671	9,025	19,249	18,308
Stock-based compensation expense	2,239	517	4,067	683
Provision for bad debt	416	159	522	524
Interest income	(2)	(1)	(3)	(5)
Interest expense	7,920	9,499	15,523	18,873
(Gain) loss on extinguishment of debt, net	—	(67,213)	641	(114,212)
Loss on disposition of assets, net	—	—	—	421
Other (income) expense, net	(8,532)	2	(8,669)	(8,703)
Provision for income taxes	—	98	254	161
Casualty (gains) losses (1)	(113)	679	512	1,059
Transaction and conversion costs (2)	47	238	(45)	146
Employee placement and separation costs (3)	—	(41)	—	—
Adjusted EBITDAR	$4,236	$2,040	$7,963	$5,177
COVID-19 expenses (4)	61	220	274	1,337
Adjusted EBITDAR excluding COVID-19 impact	$4,297	$2,260	$8,237	$6,514
(1) Casualty (gains) losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects, or related projects.
(3) Employee placement and separation costs include severance and other employment costs of organizational changes.
(4) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting, and cleaning services.

SUPPLEMENTAL INFORMATION

	Second Quarter
(Dollars in thousands)	2022	2021	Increase (decrease)	First Quarter 2022	Sequential increase (decrease)
Selected Operating Results
I. Same-store community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,617	5,629	(12)	5,616	1
Weighted average occupancy (2)	83.2%	78.1%	5.1%	82.3%	0.9%
Average monthly rent	$3,672	$3,518	$154	$3,644	$28
Same-store community net operating income	$10,595	$9,956	$639	$10,188	$407
Same-store community net operating income margin	20.6%	21.5%	(0.9)%	20.2%	0.4%
Same-store community net operating income, net of general and administrative expenses (3)	$3,400	$1,117	$2,283	$3,743	$(343)
Same-store community net operating income margin, net of general and administrative expenses (3)	6.6%	2.4%	4.2%	7.4%	(0.8)%
II. Managed communities
Number of communities	14	15	(1)	14	—
Management fee revenue	$600	$763	$(163)	$628	$(28)
III. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total variable rate mortgage debt	$130,261	$122,261		$130,127
Total fixed rate debt	$540,714	$677,860		$543,593
(1) Excludes (a) two and nine communities that have transitioned or soon will transition legal ownership back to Fannie Mae and (b) two Indiana senior living communities acquired by the Company in February 2022.
(2) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.
(3) General and administrative expenses exclude stock-based compensation expense in order to remove the fluctuation in fair value due to market volatility.